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                                                                    EXHIBIT 99.3


                          NOTICE OF GUARANTEED DELIVERY

         This form, or one substantially equivalent to this form, must be used to exercise Subscription Rights pursuant to the Rights Offering described in the prospectus, dated [November __], 2000 (the "Prospectus"), of United States Lime & Minerals, Inc., a Texas corporation, if a holder of Subscription Rights cannot deliver the Subscription Certificate(s) evidencing the Subscription Rights (the "Subscription Certificate(s)"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., Eastern Standard Time, on
[          ], 2000 (as it may be extended, the "Expiration Date"). The Notice of
Guaranteed Delivery must be sent by facsimile transmission or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See "About the Rights Offering - Guaranteed Delivery
Procedures" in the prospectus. Payment of the Subscription Price of $[   ] per
share for each share of Common Stock subscribed for upon exercise of such Subscription Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., Eastern Standard Time, on the Expiration Date, even if the Subscription Certificate evidencing such Subscription Rights is being delivered pursuant to the procedure for guaranteed delivery thereof. The Subscription Certificate evidencing such Subscription Rights must be received by the Subscription Agent within three (3) OTC trading days after the Expiration Date.

        The address and telecopier numbers of the Subscription Agent are as follows:

        If by First Class Mail, Registered Mail or Overnight Delivery:

                        Harris Trust Company of New York
                           Attention: Richard Campbell
                           88 Pine Street, 19th Floor
                            New York, New York 10005
                            Facsimile: (212) 701-7864

                                   ----------

        DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

         The Undersigned hereby represents that he or she is the holder of Subscription Certificate(s) representing Subscription Rights issued by United States Lime & Minerals, Inc. and that such Subscription Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., Eastern Standard Time, on the Expiration Date. Upon the terms and subject to

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the conditions set forth in the prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the Subscription Privilege to subscribe for one share of Common Stock per Subscription Right with respect to each of the number of Subscription Rights represented by such Subscription Certificate and the shares set forth below pursuant to the Over-Subscription Privilege described in the prospectus:

No. of Subscription Rights exercised pursuant to
Basic Subscription Privilege (shares subscribed for):
                                                                 _______________
        plus

No. of Shares subscribed for pursuant to Over-Subscription
Privilege:
                                                                 _______________

TOTAL:
                                                                 _______________
                                                                 x $[          ]

TOTAL PAYMENT DUE:                                               $______________

        The undersigned understands that payment of the Subscription Price of
$[   ] per share for each share of Common Stock subscribed pursuant to the Basic
Subscription Privilege and the Over-Subscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., Eastern Standard Time, on the Expiration Date and represents that such payment, in the aggregate amount set forth above, either (check appropriate box):

        [_] is being delivered to the Subscription Agent herewith; or

        [_] has been delivered separately to the Subscription Agent; and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

        [_] uncertified check (NOTE: Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

        [_] certified check

        [_] bank draft (cashier's check)

        [_] postal, telegraphic or express money order



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        [_] wire transfer or immediately available funds


        If by certified check, bank draft or express money order, please provide the following information:

        Name of maker:
                       ---------------------------------------------------------
        Date of check, draft or money order:
                                             -----------------------------------
        Bank on which check is drawn or issuer of money order:
                                                               -----------------


Signature(s):                                Address:
              ------------------------                  ------------------------

              ------------------------                  ------------------------

              ------------------------                  ------------------------
                                                         (please type or print)

Name(s):                                     Telephone:
              ------------------------                  ------------------------


Name(s):                                     Telephone:
              ------------------------                  ------------------------
              (please type or print)                     (please type or print)


Subscription
Certificate No.(s):
                    ------------------



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